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EXHIBIT 23.1
                                  [Letterhead]


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement of Ecuity, Inc., f/k/a Y3K Secure Enterprise Software, Inc., on Form S-8 relating to the registration of 18,000,000 common shares to be issued pursuant to the 2003 Amended Consultant Services Stock Plan for Ecuity, Inc., of our Auditors' Report, dated May 7, 2004 on the consolidated balance sheets of Y3K Secure Enterprise Software Inc. as at June 30, 2003 and 2002, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the years then ended, and for the period from inception on March 19, 1999 to June 30, 2003, which is incorporated by reference of our report which appears in the Prospectus dated May 14, 2004





Vancouver, Canada                                       "Morgan & Company"

July 27, 2004                                            Chartered Accountants